Fidelity Bankshares, Inc.
                                205 Datura Street
                            West Palm Beach, Florida
                                 (561) 659-9900

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held On [            ]

     Notice  is  hereby  given  that  the  Special   Meeting  of   Stockholders,
("Meeting") of Fidelity  Bankshares,  Inc. (the "Company"),  will be held at the
_______________________________, West Palm Beach, Florida, at [         ], local
time, on [                ]. As of the date hereof, the Company owns 100% of the
common stock of Fidelity Federal Bank and Trust (the "Bank") and is majority-owned by Fidelity Bankshares, MHC (the "Mutual Holding Company").

     A Proxy Statement and Proxy Card for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:


     1. A plan of conversion and reorganization (the "Plan") pursuant to which the Mutual Holding Company will be merged into the Bank, and the Company will be succeeded by a new Delaware corporation with the same name as the Company which has been established for the purpose of completing the conversion. As part of the conversion, shares of common stock representing the ownership interest in the Company held by the Mutual Holding Company will be offered for sale in ^ subscription ^ and community offerings. Common stock of the Company currently held by stockholders will be converted into new shares pursuant to an exchange ratio that has been established;


and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which by original or later adjournment the Meeting may be adjourned. Stockholders of record at the close of
business on [            ] are the stockholders entitled to vote at the Meeting,
and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE MEETING.

                                        By Order of the Board of Directors


                                        [                  ]
                                        Secretary

West Palm Beach, Florida
[                      ]

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IMPORTANT:  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
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


                    QUESTIONS AND ANSWERS FOR STOCKHOLDERS OF
                            FIDELITY BANKSHARES, INC.


Q.   WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A. Fidelity Bankshares, Inc. stockholders as of March _, 2001 are asked to vote on the plan of conversion and reorganization. Pursuant to the plan, our organization will convert from the mutual holding company form to the fully-public form of corporate structure and, to facilitate the Conversion, will offer for sale Fidelity Bankshares, MHC's ownership interest in Fidelity Bankshares, Inc.

Q.   WHAT ARE  REASONS FOR THE  MUTUAL-TO-STOCK  CONVERSION  AND  RELATED  STOCK
     OFFERING?

A. The primary reason for the Conversion and offering is to better serve existing and new customers. Funds raised in the offering will be available to increase lending activities and continue to expand Fidelity Federal Bank and Trust's branch network, products and services. The additional capital will allow us to continue to be a well-capitalized institution and will help support dividend payments and, possibly, future acquisitions of financial institutions or banking-related businesses.

Q. WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING FIDELITY BANKSHARES, INC. SHARES?

A. As more fully described in the Prospectus, depending on the number of shares sold in the offering, each stock share you own upon completion of the Conversion will be exchanged for between ______ shares and _______ new shares (though cash will be paid in lieu of fractional shares).

Q. WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO THE CONVERSION?

A. The Board of Directors of Fidelity Bankshares, Inc. selected a price of $10.00 per share for the stock offered for sale, because it is a commonly selected per share price for mutual-to-stock conversions. The number of new shares you receive for your existing Fidelity Bankshares, Inc. shares does not depend on the market price of Fidelity Bankshares, Inc. common stock. It will depend on the number of shares sold in the offering, which will in turn depend on the final independent appraisal of the pro forma market value of Fidelity Bankshares, Inc., assuming completion of the Conversion and offering. The result will be that each existing stockholder will own the same percentage of Fidelity Bankshares, Inc. after the Conversion as was held just prior thereto, exclusive of (i) any shares purchased by the stockholder and (ii) receipt in cash in lieu of fractional shares.

Q.   SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A. No. If you hold your certificate(s), instructions for exchanging the shares will be sent to you after completion of the Conversion. If your shares are held in "street name," rather than in certificate form, the exchange will occur automatically upon completion of the Conversion.

Q.   WILL MY DIVIDENDS DECREASE?

A. No. Fidelity Bankshares, Inc, currently pays a quarterly dividend of $.25 per share (or $1.00 per share annualized). The number of new stock shares that will be issued to you will be different from the number that you currently own. However, the per share dividend for these new shares will be adjusted to ensure that your aggregate dividends do not decrease. For example, if ________ new shares are issued for each Fidelity Bankshares, Inc. share owned at the conclusion of the Conversion, the quarterly dividend per share will be $______. Of course, there is no assurance that the Board of Directors will not change the dividend policy in the future or eliminate dividends.

Q. IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER AUTOMATICALLY VOTE ON MY BEHALF?

A. No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q.   WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER?

A. Your vote is important. If you do not instruct your broker to vote your shares and the broker submits an unvoted proxy, that broker non-vote will be counted toward a quorum at the special meeting. However, broker non-votes will have the same effect as a vote against the plan of conversion with respect to the requirement that it be approved by at least two-thirds of the outstanding common stock of Fidelity Bankshares, Inc.

Q. MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE STOCK OFFERING, IN ADDITION TO THE SHARES I WILL RECEIVE IN THE EXCHANGE?

A. Yes. Eligible Fidelity Federal Bank and Trust customers have priority subscription rights allowing them to purchase common stock in the subscription offering, because the stock offering is part of the Conversion. Shares not subscribed in the subscription offering may be available for sale to the public in a community offering, as fully described in the Prospectus. Fidelity Bankshares, Inc. stockholders as of March _______, 2001 have a preference in the community offering. If you hold your stock certificate(s), you were mailed a stock order form and order reply envelope with this document. If you hold your shares in street name with a broker, you must call the Stock Information Center if you would like to receive a stock order form. The toll free telephone number is (877) 888-1555.

                                Other Questions?

For answers to other questions, please read this Proxy Statement and the Prospectus. Questions about the stock offering or voting may be directed to the Stock Information Center by calling our toll free number (877) 888-1555, Monday through Friday, from 9:00 a.m. and 4:00 p.m. eastern time.

                                 PROXY STATEMENT
                                       of
                            FIDELITY BANKSHARES, INC.
                                205 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 659-9900

                         SPECIAL MEETING OF STOCKHOLDERS
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                                  [          ]
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     This Proxy  Statement is furnished in connection  with the  solicitation of proxies on behalf of the Board of Directors of Fidelity Bankshares, Inc. (the "Company"), to be used at the Special Meeting of Stockholders of the Company (the "Meeting"), which will be held at the ___________________________________,
West Palm Beach, Florida, on [             ] at [         ], local time, and all
adjournments thereof. The accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about
[             ].

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                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Please sign and return your Proxy to the Company in order for your vote to be counted. Where no instructions are indicated, proxies, if signed, will be voted "FOR" the proposal set forth in this Proxy Statement for consideration at the Meeting.

     Proxies  may be revoked  by sending  written  notice of  revocation  to the
Secretary of the Company, [             ], at the address of the shown above, or
by filing a duly executed proxy bearing a later date. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

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                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
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     Holders of record of the Company  common  stock at the close of business on
[             ]  (the  "Voting  Record  Date") are entitled to one vote for each
share held. As of the Voting Record Date, there were [        ] shares of common
stock issued and outstanding, [       ] of which [_______] were held by Fidelity
Bankshares, MHC (the "Mutual Holding Company"), and [       ] of which were held
by stockholders other than the Mutual Holding Company ("Public Stockholders"). The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Meeting.

     Pursuant to Office of Thrift Supervision ("OTS") regulations and the plan of conversion and reorganization (the "Plan"), completion of the Conversion (as defined herein) is conditioned upon the approval of the Plan by the OTS and by a majority of the total votes eligible to be cast by members (depositors and borrowers) of the Mutual Holding Company. In addition, the transactions incident to the Conversion and the Plan must be approved by at least two-thirds of the outstanding shares of common stock, and a majority of votes cast by stockholders other than the Mutual Holding Company. With respect to the required affirmative vote of at least two-thirds of the outstanding shares of common stock, abstentions and broker non-votes will have the effect of a vote against the Plan. With respect to the required affirmative vote by a majority of votes cast by stockholders other than the Mutual Holding Company, broker non-votes will be considered as shares not voted.

     As of [              ], the Mutual Holding Company held [       ] shares or
[     ]% of the outstanding shares of common stock, and management believes that all such shares will be voted to approve the Plan.

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        PROPOSAL I--APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION
--------------------------------------------------------------------------------

     In addition to this Proxy Statement, you have received as part of this mailing a Prospectus that describes the Company and the Conversion. The prospectus is incorporated by reference into the Proxy Statement. Therefore, you should carefully read the Prospectus prior to voting on the proposal to be presented at the Meeting. Details of the conversion are addressed in the prospectus sections entitled "Summary" and "The Conversion".

                        DISSENTERS' AND APPRAISAL RIGHTS

     Under OTS regulations, Public Stockholders will not have dissenters' rights or appraisal rights in connection with the exchange of their common stock for shares of common stock of Fidelity Bankshares, Inc. pursuant to an exchange ratio.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described in the Proxy Statement and Prospectus. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.


     The Plan sets forth the terms, conditions, and provisions of the proposed Conversion. The Certificate of Incorporation and Bylaws of the Company are exhibits to the Plan. If you would like to receive an additional copy of the Prospectus, or a copy of the Plan and the Certificate of Incorporation and Bylaws of the Company, you must request such materials in writing, addressed to the Company's Secretary at the address given above. Such requests must be
received by the Company no later than [              ].  If the Company does not
receive your request by such date, you will not be entitled to have such materials mailed to you.

     To the extent necessary to permit approval of the Plan, proxies may be solicited by officers, directors, or regular employees of the Company and/or the Bank, in person, by telephone, or through other forms of communication and, if necessary, the Meeting may be adjourned to a later date. Such persons will be reimbursed by the Company and/or the Bank for their reasonable out-of-pocket expenses, including, but not limited to, telephone and postage expenses incurred in connection with such solicitation. The Company and/or the Bank have not retained a proxy solicitation firm to provide advisory services in connection with the solicitation of proxies.

YOUR VOTE IS IMPORTANT! THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PLAN. THIS PROXY STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUBSCRIPTION SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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                                  MISCELLANEOUS
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     The Board of  Directors  is not aware of any  business  to come  before the
Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.


     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        [                     ]
                                        Secretary

West Palm Beach, Florida
[                      ]

                                 REVOCABLE PROXY

                            FIDELITY BANKSHARES, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                   [         ]


     The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of Fidelity Bankshares, Inc. (the "Company") which the undersigned is entitled to vote at a Special Meeting of Stockholders ("Meeting") to be held at the _______________________________________, West Palm
Beach, Florida, at [                ], local time, on [         ].  The official
proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                     FOR     AGAINST     ABSTAIN
1.   A plan of conversion and reorganization (the    [ ]       [ ]         [ ]
     "Plan") pursuant to which the Mutual Holding
     Company  will be merged  into the Bank,  and
     the  Company  will  be  succeeded  by a  new
     Delaware  corporation  with the same name as
     the Company which has been  established  for
     the purpose of completing the conversion. As
     part of the  conversion,  shares  of  common
     stock representing the ownership interest in
     the  Company  held  by  the  Mutual  Holding
     Company   will  be   offered   for  sale  in
     subscription and community offerings. Common stock of the Company currently held by stockholders will be converted into new shares pursuant to an exchange ratio that has been established.


The Board of Directors recommends a vote "FOR" the listed proposal.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.



Dated: _________________, 2001       [ ] Check Box if You Plan to Attend Meeting


-------------------------------       -----------------------------------
PRINT NAME OF STOCKHOLDER             PRINT NAME OF STOCKHOLDER


-------------------------------       -----------------------------------
SIGNATURE OF STOCKHOLDER              SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


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           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
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